Exhibit 4.1

UNLESS THIS SECURITY (AS DEFINED HEREIN) IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

WASHINGTON MUTUAL, INC.

4.625% SUBORDINATED NOTES DUE 2014

No.	$ ,000,000
CUSIP: 939322 AN 3

WASHINGTON MUTUAL, INC., a Washington corporation (hereinafter called the “Company,” which term shall refer to such Company until a successor corporation shall have become such pursuant to the provisions of the Indenture referred to herein and thereafter “Company” shall mean such successor corporation), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of          MILLION ($   ,000,000) on April 1, 2014, and to pay interest thereon from March 24, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 1 and October 1 in each year, commencing October 1, 2004, and at the date of any earlier redemption of this Security, at the rate of 4.625% per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be (in each case whether or not a Business

Day) the March 16 or September 15 as the case may be, next preceding such Interest Payment Date.  Any interest not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any, on) and interest, if any, on this Security will be made at corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, in The City of New York or at such other office or agency that the Company will maintain for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Subordinated Debt Securities Indenture, dated as of April 4, 2000, between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee or trustees under the Indenture) as supplemented by a First Supplemental Indenture dated as of August 1, 2002 and a second Supplemental Indenture dated as of March 16, 2004 (herein called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $750,000,000.  This Security is Subordinated Debt and is subordinated to Senior Debt as provided in the Indenture.

This Security will be redeemable in whole or in part at the Company’s option at any time at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed and (ii) the Make Whole Amount (as defined herein), plus in each case accrued but unpaid interest to but excluding the redemption date.

“Make Whole Amount” means, as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points.

“Quotation Agent” means the Reference Treasury Dealer appointed as such by the Company.

“Reference Treasury Dealer” means (i) each of J.P. Morgan Securities Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, and its respective successor and three other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of redemption shall not be given not less than 30 not more than 60 days prior to the redemption date to each Holder of Securities to be redeemed.  Pursuant to the provisions of the Indenture, the Company shall give to the Trustee notice of its election to redeem such Securities, in whole or in part, on the redemption date, stating the principal amount in increments of $1,000 of the Securities to be redeemed, provided that any remaining principal amount of each of this Security and any other Securities shall be at least $100,000.  In the case of partial redemption, such notice shall state the principal amount of any such Securities to be redeemed.  If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee from the Outstanding Securities not previously called for redemption by lot or by such other method as the Trustee and the Company shall approve.  The Trustee shall promptly give to the Company notice of the Securities selected for redemption.  Upon any partial redemption of any Security of this series, the Company will issue and the Trustee shall authenticate and make available for delivery in exchange therefor one or more Securities of the same series, of any authorized denomination and like tenor, as requested by the Holder, in aggregate principal amount equal to the unredeemed portion of the principal of such Security.

Each Holder of the Securities, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be immediately declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected (acting as one class).  The Indenture also provides that, regarding the Securities of any series, the Holders of not less than a Majority in principal amount of the Securities at the time outstanding of such series may waive certain past defaults and their consequences on behalf of the Holders of all Securities of such series.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture, the Company shall be discharged from its obligations with respect to the Securities of any series when (1) with respect to all Outstanding Securities of such series, the Company has irrevocably deposited or caused to be deposited with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in an amount as will, or (ii) U.S. Government Obligations as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, or (iii) a combination of (i) and (ii) as will (in a written opinion with respect to (ii) or (iii) of independent public accountants delivered to the Trustee), be sufficient to pay and discharge the entire indebtedness on all Outstanding Securities of such series for principal (and premium, if any) and interest, if any, to the Stated Maturity; and (2) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Securities of such series; and (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all such conditions precedent have been complied with; and (4) the Company has delivered to the Trustee (i) a ruling directed to the Company and the Trustee from the United States Internal Revenue Service to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result thereof and will be subject to Federal income tax as if such option had not been exercised or (ii) an opinion of Counsel to the same effect and based upon a change in law.

No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein and in the Indenture provided; subject, however, to the provisions for the discharge of the Company from its obligations under the Securities upon satisfaction of the conditions set forth in the preceding paragraph or in the Indenture.

As provided in the Indenture, upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with the provisions of the Indenture, the successor corporation formed by such consolidation or into which the predecessor corporation is merged or to which such conveyance, transfer or lease is made shall be substituted for the predecessor corporation with the same effect as if such successor corporation had been named as the Company.  Thereafter the predecessor corporation shall be relieved of the performance and observance of all obligations and covenants of the Indenture and the Securities, including but not limited to the obligation to make payment of the principal of (and premium, if any, on) and interest, if any, on all the Securities then Outstanding, and, in the event of any such conveyance, transfer or lease, may be liquidated and dissolved.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, when duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for a like aggregate principal amount and tenor, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any larger amount that is an integral multiple of $1,000.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount and tenor of Securities of this series of a different authorized denomination, upon surrender of the Securities to be exchanged at any such office or agency as described above.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture, no recourse shall be had for the payment of the principal of (or premium, if any, on) or the interest, if any, on this Security, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, direct or indirect stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation (either directly or through the Company or any such successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all liability, if any, of that character against every such incorporator, stockholder, officer and director being by the acceptance hereof, and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and attested.

WASHINGTON MUTUAL, INC.

By:
Name: Thomas W. Casey
Title: Chief Financial Officer

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated and issued under the within mentioned Indenture.

Dated:  March 24, 2004

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT
TEN ENT -	as tenants by the entireties with right of
survivorship and not as tenants in
common
JT TEN -	as joint tenants with right of	Custodian
	survivorship and not as tenants in	(Cust)
common

(Minor)
Under Uniform Gifts to Minor Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within Security of Washington Mutual, Inc., and irrevocably constitutes and appoints                                                                                                                                              to transfer said Security on the books of the within named Company, with full power of substitution in the premises.

Dated:

The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement, or any change whatsoever.

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.